UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2020

TRUTANKLESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15720 N Greenway Hayden Loop, Suite 2

Scottsdale, Arizona 85260

(Address of Principal Executive Offices, including zip code)

(480) 275-7572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Application for a 45-days extension of the filing deadline of the 10-Q.

Trutankless, Inc., (the “Company”), files this Current Report on Form 8-K ("Report") in reliance on the SEC Order dated March 25, 2020, Release No. 34-88465 (the “Order”). The purpose of this Report is to notify investors and the public at large of the Company’s likely inability to timely file a Quarterly Report on Form 10-Q for the First Quarter of the 2020 Fiscal Year ("Quarterly Report") due to circumstances related to the novel coronavirus and its related disease known as COVID-19.

In particular, COVID-19 has caused severe disruptions in client support, development and limited access to the Company’s books and records resulting in limited support from staff and professional advisors. This has, in turn, delayed the Company’s ability to conduct necessary work to finalize its financial statements which may otherwise impact the Company’s ability to complete its Quarterly Report. Notwithstanding the foregoing, the Company anticipates filing its Quarterly Report on or before June 29, 2020, which is within the 45-day period from the Report’s original filing deadline of May 15, 2020, provided by the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUTANKLESS, INC.

Date: May 20, 2020

/s/ Michael Stebbins
By: Michael Stebbins, CEO